UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2009

PartnerRe Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda
(State or Other Jurisdiction of Incorporation)

001-14536		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Amendments to Transaction Agreement and Block Purchase Agreement

As previously disclosed, on July 4, 2009, PartnerRe Ltd., a Bermuda exempted company (“PartnerRe”), entered into agreements to effect a three-step acquisition of all of the outstanding common shares of PARIS RE Holdings Limited, a French-listed, Swiss domiciled diversified reinsurer (“Paris Re”).  On September 28, 2009, PartnerRe entered into amendments (collectively, the “Structural Amendments”) to certain of these agreements designed to expedite the acquisition by bypassing the intermediate step of the Exchange Offer and proceeding directly with the Merger (in each case, as described below).

Transaction Structure

The first step of the transaction structure remains unaffected by the Structural Amendments:  PartnerRe, through a wholly-owned subsidiary (“Acquisition Subsidiary”), will purchase (the “Block Purchase”) all of the Paris Re common shares and Paris Re warrants held by six private equity firms and their related investment vehicles (collectively, the “Block Sellers”) pursuant to the terms of a Securities Purchase Agreement dated July 4, 2009 (as amended, the “Block Purchase Agreement”).  Under the Block Purchase Agreement, PartnerRe will acquire approximately 57.5% of the outstanding Paris Re common shares. These shares, when added together with the approximately 6.1% of the outstanding Paris Re common shares that PartnerRe purchased from certain other Paris Re shareholders prior to the announcement of the Paris Re acquisition and the additional 19.5% of the outstanding Paris Re common shares that PartnerRe subsequently committed to acquire from certain other Paris Re shareholders (the “Post-Announcement Sellers”) simultaneously with the closing of the Block Purchase, will give PartnerRe an aggregate ownership of approximately 83.1% of the outstanding Paris Re common shares following the closing of the Block Purchase.

Under the originally contemplated transaction structure, the second step of the Paris Re acquisition involved the making of a voluntary public exchange offer (the “Exchange Offer”) by Acquisition Subsidiary for all remaining outstanding Paris Re common shares and Paris Re warrants pursuant to the terms of a Transaction Agreement dated July 4, 2009 among the Company, Paris Re and Acquisition Subsidiary (the “Transaction Agreement”). The third step of the originally contemplated transaction structure involved the acquisition by PartnerRe of the remaining outstanding Paris Re common shares through a compulsory merger of Paris Re with and into Acquisition Subsidiary in accordance with Swiss law (the “Merger”).  PartnerRe’s obligation to effect the Merger was conditioned on PartnerRe and its affiliates owning at least 90% of the outstanding Paris Re common shares following the closing of the Exchange Offer.

On September 28, 2009, the parties to the Transaction Agreement entered into Amendment No. 1 (the “Transaction Agreement Amendment”) to the Transaction Agreement.  Under the terms of the Transaction Agreement Amendment, the parties agreed to move directly to a vote on the Merger in lieu of the Exchange Offer. To this end, PartnerRe has agreed, as soon as reasonably practicable after the closing of the Block Purchase, to cause Paris Re to call and hold a meeting of the Paris Re shareholders for the purpose of approving the Merger.

Under Swiss law, the Merger cannot be consummated unless holders of at least 90% of the outstanding Paris Re voting rights vote in favor of  the Merger in accordance with the requirements of Swiss law.  In addition, the Merger is subject to other customary conditions, including (i) the absence of applicable law prohibiting or preventing the completion of the Merger, (ii) the approval for listing on the New York Stock Exchange of the PartnerRe common shares to be issued in the Merger and (iii) the listing of PartnerRe’s common shares on Euronext Paris.  If the Merger is effected, PartnerRe would acquire all remaining outstanding Paris Re common shares not owned by PartnerRe and its affiliates, with Acquisition Subsidiary surviving the Merger as a wholly-owned subsidiary of PartnerRe.  In such case, the Exchange Offer would no longer be necessary.  If, however, the requisite Paris Re shareholder vote to approve the Merger is not obtained at a meeting of Paris Re shareholders called for such purpose or if the Merger is not effective on or prior to January 31, 2010, the original transaction structure will be reinstated.

The per share consideration being offered in each step of the transaction is unchanged as a result of the Structural Amendments.  In each step of the acquisition, PartnerRe has exchanged or will exchange 0.300 PartnerRe common shares for each Paris Re common share. The consideration payable in all steps of the transaction remains subject to adjustment up or down if the parties’ relative tangible book values diverge significantly prior to the closing of the Block Purchase. In addition, the number of PartnerRe common shares payable for each Paris Re common share in the Merger will be appropriately adjusted upwards to account for any dividends declared on the PartnerRe common shares having a record date following the closing of the Block Purchase and prior to the effective time of the Merger.

The Block Purchase is expected to close in early October 2009.  As a result of the Structural Amendments, and assuming the satisfaction of all conditions to the closing of the Block Purchase and the Merger, the Merger is expected to close in December of 2009 as opposed to the first quarter of 2010, which had been anticipated under the original transaction structure.

Prior to the date the Paris Re shareholders vote on the Merger, each of PartnerRe and Paris Re have committed to use their commercially reasonable efforts to ensure that the requisite Paris Re shareholder approval will be obtained to approve the Merger.  In this regard, PartnerRe may enter into agreements to purchase additional Paris Re common shares or may enter into voting arrangements with Paris Re shareholders in connection with the Merger vote.  Such purchases will be disclosed in filings with the Securities and Exchange Commission and with the Autorité des marchés financiers (the French listing authority) as required.  In addition, PartnerRe has agreed to use its reasonable best efforts to cause its common shares to be listed on Euronext Paris prior to the effective time of the Merger.

Share Capital Repayment

As previously announced, Paris Re intends, subject to obtaining the requisite regulatory approvals, to effect an extraordinary cash distribution by way of a capital reduction (the “Share Capital Repayment”) to holders of Paris Re common shares of CHF 4.17 per Paris Re common share (the Swiss franc equivalent of $3.85 as of July 7, 2009, the date on which Paris Re fixed the U.S. dollar/Swiss franc currency exchange rate to be used for the Share Capital Repayment).  Under the Transaction Agreement, the earliest the Share Capital Repayment could be paid is immediately prior to the closing of the Block Purchase if all conditions precedent to its payment have been satisfied in full prior to that time.  Due to the timing associated with obtaining the necessary regulatory approvals, however, these conditions precedent may not be satisfied prior to the closing of the Block Purchase.

In this case, under the Transaction Agreement Amendment, the full amount of Share Capital Repayment will be paid to the remaining holders of Paris Re common shares at the earlier of (i) immediately prior to the effective time of the Merger and (ii) the fourth business day after the later to occur of (A) the date on which all conditions precedent to the payment of the Share Capital Repayment have been satisfied and (B) the date on which Acquisition Subsidiary and its affiliates have acquired, entered into binding, irrevocable commitments to acquire, and/or obtained irrevocable, unconditional voting commitments in respect of, a number of Paris Re common shares sufficient to ensure the approval of the Merger.

The Block Purchase Agreement further provides that if the Share Capital Repayment is not paid prior to the closing of the Block Purchase, each of the Block Sellers and the Post-Announcement Sellers will receive the Share Capital Repayment at the closing of the Block Purchase in the form of a promissory note issued by PartnerRe.  Under Amendment No. 2 (the “Block Purchase Agreement Amendment”) to the Block Purchase Agreement entered into simultaneously with the Transaction Agreement Amendment, PartnerRe amended the maturity date of the promissory notes to be issued to the Block Sellers at the closing of the Block Purchase.  As amended, the promissory notes will become due and payable in full at the earliest of (i) one day after the effective time of the Merger, (ii) three months after the termination of the Transaction Agreement, (iii) one day after the Share Capital Repayment is paid in full and (iv) five months after the closing of the Block Purchase.  Separately, PartnerRe has agreed that any promissory notes issued by PartnerRe to the Post-Announcement Sellers at the closing of the Block Purchase will be prepaid in full no later than the maturity date of the promissory notes issued to the Block Sellers.

Except as otherwise amended by the Transaction Agreement Amendment and Block Purchase Agreement Amendment, the terms and conditions of the Transaction Agreement and Block Purchase Agreement remain in full force and effect.  The foregoing description of the Transaction Agreement Amendment and Block Purchase Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement Amendment and Block Purchase Agreement Amendment, copies of which are attached as Exhibits 2.1 and 2.2, respectively.

Securities Purchase Agreement with Mr. Hans-Peter Gerhardt

As previously announced, contemporaneously with entering into the Block Purchase Agreement and the Transaction Agreement, PartnerRe entered into a tender and support agreement with Mr. Hans-Peter Gerhardt, the chief executive officer of Paris Re, pursuant to which Mr. Gerhardt agreed to tender all of his Paris Re warrants in the Exchange Offer.  Given the amendments to the transaction structure described above, Mr. Gerhardt has entered into a securities purchase agreement with PartnerRe and Acquisition Subsidiary pursuant to which Mr. Gerhardt has agreed to sell all his Paris Re warrants to PartnerRe contemporaneously with the closing of the Block Purchase.  The purchase price payable to Mr. Gerhardt for his Paris Re warrants is the same per warrant consideration payable to holders of Paris Re warrants in the Block Purchase.  In addition, Mr. Gerhardt agreed in the securities purchase agreement to vote his Paris Re common shares, among other things, in favor of the approval and adoption of the Merger.  In connection with entering into the securities purchase agreement, the tender and support agreement with Mr. Gerhardt was terminated.

The foregoing description of the securities purchase agreement among PartnerRe, Acquisition Subsidiary and Mr. Gerhardt does not purport to be complete and is qualified in its entirety by reference to such securities purchase agreement, which is filed as Exhibit 2.3.

Item 8.01    Other events

On September 28, 2009, PartnerRe issued a press release announcing the amendments described above.  The press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description

2.1	Amendment No. 1 to the Transaction Agreement dated as of September 28, 2009 among PartnerRe Ltd., PARIS RE Holdings Limited and PartnerRe Holdings II Switzerland GmbH

2.2
Amendment No. 2 to the Securities Purchase Agreement dated as of September 28, 2009 among PartnerRe Ltd., PartnerRe Holdings II Switzerland GmbH, PARIS RE Holdings Limited and the sellers named therein

2.3	Securities Purchase Agreement dated as of September 28, 2009 among PartnerRe Ltd., PartnerRe Holdings II Switzerland GmbH and Mr. Hans-Peter Gerhardt

99.1	Press Release of PartnerRe Ltd., dated September 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd. (Registrant)

Date:	September 29, 2009	By:	/s/ Amanda E. Sodergren
			Name:	Amanda E. Sodergren
			Title:	Chief Legal Counsel

Exhibit Index

Exhibit No.	Description

2.1	Amendment No. 1 to the Transaction Agreement dated as of September 28, 2009 among PartnerRe Ltd., PARIS RE Holdings Limited and PartnerRe Holdings II Switzerland GmbH

2.2
Amendment No. 2 to the Securities Purchase Agreement dated as of September 28, 2009 among PartnerRe Ltd., PartnerRe Holdings II Switzerland GmbH, PARIS RE Holdings Limited and the sellers named therein

2.3	Securities Purchase Agreement dated as of September 28, 2009 among PartnerRe Ltd., PartnerRe Holdings II Switzerland GmbH and Mr. Hans-Peter Gerhardt

99.1	Press Release of PartnerRe Ltd., dated September 28, 2009